UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 2, 2025

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2025, Trevor I. Mihalik was elected Executive Vice President and Chief Financial Officer of American Electric Power Company, Inc. (“AEP” or the “Company”) effective as of January 20, 2025. As Chief Financial Officer, Mr. Mihalik will serve as AEP’s principal financial officer.

Mr. Mihalik, 58, served as Executive Vice President and Group President of Sempra, a utility holding company, since January 2024. Prior to that, Mr. Mihalik served as Executive Vice President and Chief Financial Officer of Sempra from 2018 to 2023 and Senior Vice President – Controller & Chief Accounting Officer of Sempra from 2012 to 2018. Mr. Mihalik served in a variety of finance roles prior to this, including Senior Vice President – Finance at Iberdrola Renewables Holdings, Inc., Vice President – Finance at Chevron Natural Gas, and Vice President & Chief Financial Officer at Bridgeline Holdings, L.P. Mr. Mihalik currently serves on the Board of Directors of WD-40 Company. He received a bachelor’s degree in accounting from Creighton University and a master’s degree in business administration from Rice University and is a certified public accountant in the state of Texas.

There are no arrangements or understandings between Mr. Mihalik and any other person pursuant to which Mr. Mihalik was appointed as Executive Vice President and Chief Financial Officer of the Company. Mr. Mihalik does not have any family relationships with any of the Company’s directors or executive officers and is not party to any transactions or proposed transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Financial Officer, Mr. Mihalik will receive an annual base salary of $975,000, and a short-term incentive target of 100% of his base salary paid during the calendar year, which, for 2025, will be 95% of his annual base salary. Mr. Mihalik will also initially have a $3,800,000 annual long-term incentive target consisting of a mix of 75% performance shares and 25% restricted stock units (RSUs) that will be granted with AEP’s annual long-term incentive awards for other participants on February 17, 2025 based on the closing price of AEP common stock on the prior business day (February 14, 2025). Mr. Mihalik will also be granted $1,500,000 in RSUs based on the closing price of AEP common stock on his hire date. These awards will be credited with additional shares or units to reflect dividends paid on AEP common stock. The performance shares will vest, generally subject to his continuous AEP employment, on December 31, 2027. Both RSU tranches will vest, also generally subject to his continuous AEP employment, in approximately equal thirds on February 21, 2026, 2027 and 2028.

Also, on January 7, 2025, the Company announced (i) that on January 2, 2025, Charles E. Zebula notified the Company that he will resign as Executive Vice President and Chief Financial Officer effective January 19, 2025 and (ii) the transition of Charles E. Zebula to the role of Senior Advisor to the Chief Executive Officer effective as of January 20, 2025 until his expected retirement from the Company in March 2025. Prior to his expected retirement, Mr. Zebula will continue to receive the salary and long-term incentive compensation disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on April 26, 2024. He will not be eligible for short-term incentive compensation for his service in 2025. Because he is retiring with the advanced written approval of AEP’s CEO after January 1, 2025, 18,171.515 RSUs granted on April 22, 2024 will vest upon his retirement, inclusive of dividend equivalents. However, since he will not be employed past June 30, 2025, he will not vest in any of an additional six RSU tranches granted to him on April 22, 2024. In addition, the Human Resources Committee of AEP’s Board of Directors vested 1,257.037 RSUs granted to Mr. Zebula on February 20, 2023, in connection with his expected retirement in March.

Item 7.01    Regulation FD Disclosure.

On January 7, 2025, the Company issued a press release announcing the election of (i) Trevor I. Mihalik as Executive Vice President and Chief Financial Officer of the Company effective January 20, 2025, and (ii) the transition of Charles E. Zebula, the Company’s current Executive Vice President and Chief Financial Officer, to the role of Senior Advisor to the Chief Executive Officer effective as of January 20, 2025. A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

99.1 Press Release dated January 7, 2025

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

January 7, 2025